EXHIBIT 99.1

Pacific Premier Bancorp, Inc. Announces Additional Stock Repurchase Plan

COSTA MESA, Calif., June 25, 2012 /PRNewswire/ -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the "Company"), the holding company of Pacific Premier Bank, today announced that its Board of Directors has approved its second stock repurchase program. Under the new repurchase program, management is authorized to repurchase up to 1,000,000 shares, or approximately 9.7%, of the 10.3 million outstanding shares of the Company’s common stock. The program may be limited or terminated at any time without prior notice.  The new program is intended to replace and supersede the Company's original repurchase program, which was approved in February 2007 and authorized the repurchase of up to 600,000 shares of the Company’s common stock.  An aggregate of 504,837 shares were repurchased under that program.

Steven R. Gardner, President and Chief Executive Officer stated, “We believe that the current market price of the Company's stock does not accurately reflect our franchise value.  Our strong capital levels and solid operating results provide us the flexibility to repurchase shares, which is an efficient way to deploy capital, as the current share price is at a discount to tangible book value."

Under the stock repurchase program, shares of common stock may be repurchased by the Company from time to time in open market transactions or in privately negotiated transactions as permitted under applicable rules and regulations. Repurchases may be conducted, suspended, or terminated at any time without notice. The extent to which the Company repurchases its shares and the timing of such repurchases will depend upon market conditions and other considerations as may be considered in the Company’s sole discretion.

About Pacific Premier Bancorp, Inc.

The Company owns all of the capital stock of Pacific Premier Bank.  Pacific Premier Bank provides business and consumer banking products to its customers through our ten full-service depository branches in Southern California located in the cities of Costa Mesa, Huntington Beach, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino and Seal Beach.

FORWARD-LOOKING STATEMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements.  These risks and uncertainties include, but are not limited to, the following:  the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations and of governmental efforts to restructure the U.S. financial regulatory system; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; oversupply of inventory and continued deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairments of securities held by us; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2011 Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
President/CEO
714.431.4000

Kent J. Smith
Executive Vice President/CFO
714.431.4000